                                 AMENDING AGREEMENT

This AMENDING AGREEMENT is made this 31st day of March, 2000 between PROTEGE VIRTUAL MANAGEMENT LIMITED (formerly Protege Software Limited) ("Protege") and CHANGEPOINT CORPORATION ("Changepoint")

     WHEREAS Protege and Changepoint are parties to a Professional Services Agreement made the 30th day of December, 1999 (the "Agreement"); and

     WHEREAS Changepoint and Protege have agreed to amend the Agreement on the terms set forth below (the Agreement, as amended by this Amending Agreement, is referred to herein as the "Amended Agreement");

     NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties agree as follows:

1. Clause 4(F) of Schedule B of the Agreement is deleted in its entirety and is replaced with the following:

     The Corporate Bonus shall be calculated in respect of each calendar quarter and shall be paid (together with any applicable VAT subject to submission of an appropriate invoice) within thirty (30) days of the end of each calendar quarter.

2. Clause 7 of Schedule B is deleted in its entirety and is replaced with the following:

     7.   SHARE OPTIONS TO CONTRACTOR

          (a) As partial consideration for the Professional Services to be provided by the Contractor hereunder, the Client Company hereby grants to Contractor a share option (in this Clause 7(a) the "Share Option") under the terms of the Client Company's Stock Option Plan (the 1999 Stock Option Plan) modified as set out herein and on the terms provided below. In the event of any inconsistency between the terms of this Clause 7 of Schedule B and the Client Company Stock Option Plan (the "Plan"), the terms of this Clause 7 shall prevail.

          (b) The Share Option shall be for one hundred and twenty thousand (120,000) common shares of the Client Company (the "Shares") with an exercise price of Cdn$2.45 per share (the option in respect of each Share is referred to as the "Option").

          (c) The Options shall be granted on March 31, 2000, and shall vest and be exercisable upon granting. Client Company

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                shall give a Certificate of Grant of Option and a blank
                Option Exercise Form to Contractor upon execution of this Amending Agreement by both parties. The Options shall expire on April 14, 2000. The Contractor shall be deemed to have exercised the Options if and when Client Company receives the aggregate exercise price (120,000 x Cdn$2.45 = Cdn$294,000) and a completed Option Exercise Form from Contractor.

          (d) The Options shall not be affected by any termination of the Agreement, but shall survive any such termination regardless of the reason therefore.

          (e) The Contractor agrees to become a party to any unanimous shareholders agreement then in effect among all of the shareholders of the Client Company, such that the Contractor will be subject to the same obligations hereunder as applied to all other shareholders of the common shares of the Client Company and will be entitled to the same benefits thereunder afforded to the other same shareholders. The unanimous shareholders agreement shall be entered into before any Shares are issued to the Contractor.

          (f)   Notwithstanding anything contained herein or in the Plan,
                Section 5.5 and 6.1(b) of the Plan shall not apply to the grant of the Options, to the Options nor to the exercise thereof. Subject to the forgoing, Client Company agrees to treat the Options issued to Contractor on the same basis as it treats options granted to other persons under the Plan.


3. Clause 4(C)(iii) of Schedule B of the Agreement is deleted in its entirety and is replaced by the following:

     "(iii)     where this Agreement is terminated by the Client Company
     pursuant to Clause 7(e) of the Agreement, the Contractor will retain the Corporate Bonus for the periods prior to the termination, but there shall be no Corporate Bonus in respect of the Termination Period or other compensation whatsoever related to the termination for convenience. The Contractor acknowledges that the Share Option granted pursuant to Clause 7 of Schedule B is in lieu of any monetary compensation arising from such termination.

4.   Clause 7(e) of the Agreement is amended to state:

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                                      -3-

     This Agreement may be terminated by the Client Company for convenience upon not less than thirty (30) days prior written notice and in such event the Contractor shall become entitled to the Corporate Bonus referred to in Clause 4(c)(iii) of Schedule B of the Agreement as the sole and exclusive remedy of Contractor arising from such termination.

6. The laws of the Province of Ontario shall govern this Amending Agreement (other than its conflict of law rules) and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario for any action arising out of or relating to this Amending Agreement.

7. The Agreement and the Amending Agreement comprise the entire agreement between the parties. Any amendment hereto or thereto must be made in writing and signed by both the Client Company and the Contractor.

8. Neither party shall assign its rights or obligations under this Amending Agreement, unless it first obtains the prior written consent of the other party, such consent not to be unreasonably withheld.

9. Capitalized terms not defined herein will have the meaning ascribed to them in the Agreement.


Dated at __________________________ this _______day of __________________


_______________________________________

duly authorised for and on behalf of
CHANGEPOINT CORPORATION
of 1595 Sixteenth Avenue, Ste 700,
Richmond Hill, Ontario, Canada


Dated at __________________________ this _______day of __________________,


_______________________________________

duly authorized for and on behalf of
PROTEGE VIRTUAL MANAGEMENT LIMITED
of Kinetic Centre, Theobald Street,
Borehamwood, Hertfordshire WD6 4PJ